Exhibit 10.1

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

SUNNYSIDE BANCORP, INC.

AMENDMENT NUMBER TWO

TO THE EMPLOYMENT AGREEMENT WITH TIMOTHY D. SULLIVAN

This Amendment Number Two (the “Amendment”) to the Employment Agreement (the “Agreement”) entered into between Sunnyside Federal Savings and Loan Association of Irvington (the “Association”) and Timothy D. Sullivan (the “Executive”) is made by the Association and the Executive, effective as of June 16, 2015.

WHEREAS, the Agreement was entered effective as of July 15, 2013; and

WHEREAS, Sunnyside Bancorp, Inc. (the “Company”) is a signatory to the Agreement for the purpose of guaranteeing the Association’s performance under the Agreement; and

WHEREAS, upon the recommendation of the Compensation Committees of the Association and the Company, the Association and the Executive desire to amend the Agreement to provide for the annual renewal of the term of the Agreement, provided the disinterested members of the Board of Directors approve the extension of the Agreement prior to the renewal date; and

WHEREAS, the Company agrees to the annual renewal of the term of the Agreement; and

WHEREAS, pursuant to Section 15(a) of the Agreement, the Agreement may be amended by an instrument in writing signed by the parties.

NOW, THEREFORE, this Amendment is hereby adopted as follows:

Section 2(a) of the Agreement is hereby amended and restated in its entirety to provide as follows:

“(a)       Three Year Contract; Annual Renewal. The term of this Agreement will begin as of the Effective Date and shall continue thereafter for a period of three (3) years. Beginning on the first annual anniversary date of this Agreement, and on each annual anniversary date thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term; provided that (1) the Association has not given notice to the Executive in writing at least ninety (90) days prior to such renewal date that the term of this Agreement shall not be extended further; and (2) prior to such renewal date, the disinterested members of the Board of Directors of the Association (the “Board”) have explicitly reviewed and approved the extension and the results thereof shall be included in the minutes of the Board’s meeting. On an annual basis prior to the deadline for the notice period referenced above, the Board shall conduct a performance review of the Executive for purposes of determining whether to provide notice of non-renewal. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.”

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, a duly authorized officer of the Association and the Company has executed this Amendment as of 16th day of June, 2015.

SUNNYSIDE FEDERAL SAVINGS AND
LOAN ASSOCIATION OF IRVINGTON

By:	/s/ William Boeckelman
Name: William Boeckelman
Title: Compensation Committee Chairman

SUNNYSIDE BANCORP, INC.

By:	/s/ William Boeckelman
Name: William Boeckelman
Title: Compensation Committee Chairman

EXECUTIVE

/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer

3